Exhibit 1

Joint Filing Statement

Pursuant to Rule 13d-1(k)(1)

The undersigned hereby consent and agree to file a joint statement on Schedule 13D under the Securities Exchange Act of 1934, as amended, with respect to the Subordinate Voting Shares of Colliers International Group Inc., a Canadian corporation, beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Joint Filing Statement pursuant to Rule 13d-1(k)(1)(iii) as an exhibit to Schedule 13D, thereby incorporating the same into such Schedule 13D.

Dated: March 30, 2020	Spruce House Investment Management LLC

	By:	/s/ Zachary Sternberg
	Name:	Zachary Sternberg
	Title:	Managing Member

Spruce House Capital LLC

	By:	/s/ Zachary Sternberg
	Name:	Zachary Sternberg
	Title:	Managing Member

The Spruce House Partnership LLC

	By:	/s/ Zachary Sternberg
	Name:	Zachary Sternberg
	Title:	Managing Member

The Spruce House Partnership (AI) LP

	By:	/s/ Zachary Sternberg
	Name:	Zachary Sternberg
	Title:	Managing Member of its general partner, Spruce House Capital

The Spruce House Partnership (QP) LP

	By:	/s/ Zachary Sternberg
	Name:	Zachary Sternberg
	Title:	Managing Member of its general partner, Spruce House Capital

	By:	Spruce House Capital LLC
Its general partner

	By:	/s/ Zachary Sternberg
	Name:	Zachary Sternberg
	Title:	Managing Member

/s/ Zachary Sternberg
Zachary Sternberg

/s/ Benjamin Stein
Benjamin Stein